Warrant Agreement

     THIS WARRANT AGREEMENT, dated as of January 5, 1999 is made and entered into by and between Colmena Corp., a Delaware corporation (the "Issuer") and The Yankee Companies, Inc., a Florida corporation (hereinafter referred to variously as the "Holder" or "Yankee").


                                   Preamble:

     WHEREAS,  the Issuer  and  Yankee  have  entered  into a certain  strategic consulting agreement of even date herewith (hereinafter the "Advisory Agreement"), pursuant to which Yankee is entitled to receive certain compensation, including among other things, warrants ("Warrants") to purchase 8,066,326 shares of the Issuer's common stock, $0.01 par value per share ("Common Stock"), upon and subject to the terms and conditions of the Advisory Agreement;

     NOW, THEREFORE, in consideration of the premises, the payment by the Holder to or for the benefit of the Issuer of FIVE ($5.00) DOLLARS, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

                                  Witnesseth:


1.        Grant

     The Holder is hereby granted the right to purchase, at any time from January 15, 1999, until 5:00 p. m., New York time, on January 15, 2000, up to an aggregate of 8,066,326 shares of Common Stock at the initial exercise price per share (subject to adjustments as provided in Section 8 hereof) as provided in
Section 6 hereof.

2.        Warrant Certificates.

     The warrant certificates (the"Warrant Certificates") delivered and to be delivered pursuant to this agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3.       Exercise of Warrant.

        3.1     Method of Exercise


         The Warrants initially are exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Issuer's principal offices, as reflected in the records of the Securities and Exchange Commission maintained on its EDGAR Internet site, the registered holder of a Warrant Certificate ("Holder" or "Holders') shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Issuer shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock.

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3.2     Exercise by Surrender of Warrant.

(a)     (1)    In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder the Holder(s) of the Warrants shall have the right at any time to and from time to time exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 8.1(vi) hereof) of the Common Stock less the Exercise Price and the denominator of which is such Market Price.

         (2) The Parties acknowledge that this optional form of exercise is designed to permit tacking of the Warrant holding period to that of the common stock received upon exercise thereof, for purposes of SEC Rule 144, under the concept commonly referred to as "cashless exercise."

(b) Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Issuer pursuant to
         Section 13 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

4.       Issuance of Certificates.

(a) Upon the exercise of the Warrant the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter) without charge to the Holder thereof including, without limitations any tax which may be payable in respect of the issuance thereof and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder arid the Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

(b) The Warrant Certificates and the certificates representing the shares of Common Stock (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Issuer by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Issuer under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Issuer. Warrant Certificates shall be dated the date of execution by the Issuer upon initial issuance, division, exchange, substitution or transfer.

5.        Restriction On Transfer of Warrants.

     The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

                                      Page 143
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6.        Exercise Price.

        6.1     Initial and Adjusted Exercise Price.

         Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $0.005 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

        6.2     Exercise Price.

         The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.       Registration Rights.

        7.1     Registration Under the Securities Act of 1933.

(a) The Warrants and the shares of Common Stock issuable upon exercise of the Warrants and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act") for public resale. Upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Common Stock and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

(b) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act') for public resale, and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

        7.2     Piggyback Registration.

         If, at any time during the five year period commencing after the date hereof, the Issuer proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8, S-4 or comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each registration statement, to Yankee and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If Yankee or other Holders of the Warrants and/or Warrant Securities notify the Issuer within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Issuer shall afford Yankee and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

        7.3     Demand Registration.

        (a) At any time during the term of this Warrant, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Issuer, to have the Issuer prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Issuer and counsel for Yankee and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine
               (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Issuer within ten (10) days after receiving notice from the Issuer of such request.

        (b) The Issuer covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within (10) days from the date of the receipt of any such registration request.

        (c) Notwithstanding anything to the contrary contained herein, if the Issuer shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Securities, the Issuer agrees that upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities it shall repurchase (i) any and all Warrant Securities at higher of the Market Price (as defined in Section 8. l(vi)) per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period in Section 7.4(a) and (ii) any and all Warrants at such Marker Price less the exercise price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

        7.4     Covenants of the Issuer, With Respect to Registration.

     In connection with any registration under Section 7.2 or 7.3 hereof, the Issuer covenants and agrees as follows:

        (a) The Issuer shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

        (b) The Issuer shall pay all costs (excluding any underwriting or selling commissions or over charges of any broker-dealer acting on behalf of Holders), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Issuer's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Issuer shall fail to comply with the provisions of Section 7.4(a), the Issuer shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all damages due to loss of profit sustained by the Holder(s) requesting registration of its Warrant Securities.

        (c) The Issuer will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of the state requested by the Holder.

        (d) The Issuer shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, The Exchange Act or otherwise, arising from such registration statement.


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

        (e) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

        (f) The Issuer shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to
               Section 7.3 hereof, without the prior written consent of the Holders of the Warrants arid Warrant Securities representing a Majority of such securities (assuming an exercise of all of the Warrants).

        (g) The Issuer shall furnish to each Holder participating in the offering, and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Issuer, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering; a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Issuer's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to agents subsequent to the date of such financial statements, are as customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offering of securities.

        (h) The Issuer shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration agreement.

        (i) The Issuer shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriter copies of all correspondence between the Commission and the Issuer, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Issuer with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request as it deems necessary to comply with applicable securities laws or NASD rules.


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

        (j) In addition to the Warrant Securities, upon the written request therefor by any Holder(s), the Issuer shall include in the registration statement any other securities of the Issuer held by such Holder(s) as of the date of filing of such registration statement, including without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

        (k) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities shall mean in excess of fifty percent (50%) or the then outstanding Warrants or Warrant Securities that (i) are not held by the Issuer, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

8.       Adjustments to Exercise and Number of Securities.

        8.1     Computation of Adjusted Exercise Price.

        (a) Except as hereinafter provided, in case the Issuer shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section
               8.7 hereof), including shares held in the Issuer's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants, to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares or the "Market Price" (as defined in Section 8.1(vi) hereof) per share of Common Stock on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the lower of (i) the Exercise Price in effect immediately prior to such issuance or sale and (ii) the Market Price per share of Common Stock on the date immediately prior to the issuance or sale of such shares, in either event, reduced, but not to a number which is below .001 by the positive difference, if any, between the (u) Market Price per share of Common Stock on the date immediately prior to the issuance or sale and (v) the amount per share received in connection with such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Issuer upon such issuance or sale by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8.3 thereof.

        (b) For the purposes of this Section 8 the term Exercise Price shall mean the Exercise Price per share of Common Stock set forth in
               Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.


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        (c)    For the purposes of any computation to be made in accordance with this Section 8.1, the following provisions shall be applicable:

                (i) In case of the  issuance  or sale or shares of Common  Stock for a consideration part or all of which shall be cash. the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Issuer for such shares (or, if shares of Common Stock are offered by the Issuer for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliate thereof, including without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earned or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

               (ii) In  case  of the  issuance  or  sale  (otherwise  than  as a dividend or over distribution on any stock of the Issuer) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Issuer.

             (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Issuer shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (iv) The reclassification of securities of the Issuer other than shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1.

              (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

             (vi) As used herein, the phase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common stock is not quoted an NASDAQ, as determined in good faith by resolution of the Board of Directors of the Issuer, based on the best information available to it.

        8.2     Options, Rights, Warrants and Convertible and Exchangeable
                Securities.

     In case the Issuer shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect or the Market Price immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrant, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8.1 hereof, provided that:

        (l) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Issuer for such options, rights or warrants.

         (2) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange or any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Issuer for such securities, plus the minimum consideration, if any, receivable by the Issuer upon the conversion or exchange thereof.

         (3) If any change shall occur in the price per share provided for in any of the optional rights or warrants referred to in subsection
               (a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the case when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Issuer shall be deemed to have issued upon such date new options, rights or warrants, or convertible or exchangeable securities at the new price in respect of the number shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

        8.3     Subdivision and Combination.

     In case the Issuer shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

        8.4     Adjustment in Number of Securities.

     Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying, a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        8.5     Definition of Common Stock.

     For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Issuer as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Issuer shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

        8.6     Merger or Consolidation.

     In care of any consolidation of the Issuer with, or merger of the Issuer with, or merger of the Issuer into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Issuer for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

        8.7     No Adjustment of Exercise Price in Certain Cases.

     No adjustment of the Exercise Price shall be made:

        (a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants; or

        (b) If the amount of said adjustment shall be less than 2 cents ($.02) per Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Security.

        8.8     Dividends and Other Distributions.

     In the event that the Issuer shall at any time prior to the exercise of all Warrants declare a dividend (other then a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (over than shares of Common Stock), whether issued by the Issuer or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Issuer shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.8.

9.       Exchange and Replacement of Warrant Certificates

(a)  Each  Warrant  Certificate  is  exchangeable  without  expense,   upon  the
     surrender thereof by the registered Holder at the principal executive office of the Issuer, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

(b) Upon by the Issuer of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants if mutilated, the Issuer will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10.      Elimination of Fractional Interests.

     The Issuer shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

11.      Reservation and Listing of Securities.

     The Issuer shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities properties or rights as shall be issuable upon the exercise thereof. The Issuer covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and over securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Issuer shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted NASDAQ.

12.      Notice to Warrant Holders.

     Nothing contained in this Agreement shall be consented as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other manner, or as having any rights whatsoever as a stockholder of the Issuer. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

(a) the Issuer shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Issuer; or

(b) the Issuer shall offer to all the holders of its Common Stock any additional shares of capital stock of the Issuer or securities convertible into or exchange for shares of capital stock of the Issuer, or any option, right or warrant to subscribe therefor: or

(c) a dissolution, liquidation or winding up of the Issuer other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events the Issuer shall give notice of such event at last fifteen (15) days prior to the date fixed as a record date or the date of the closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

(d) Failure to give such notice or any defect herein shall not affect the validity of any action taken in connection win the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation winding up or sale.

13.      Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed registered or certified mail, return receipt requested:

(a) If the Holders, The Yankee Companies, Inc., to 902 Clint Moore Road, 136; Boca Raton, Florida 33487, with a copy to 1941 Southeast 51st Terrace, Ocala, Florida 34471, and as otherwise listed on the books of the Issuer, or

(b) If to the Issuer, to the address set forth in Section 3 hereof or to such other address as the Issuer may designate by notice to the Holders.

14.      Supplements and Amendments.

     Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of kind or character on the part of each Company or the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only in the extent specifically set forth in such writing.

15.      Successors.

     All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Issuer, the Holder and their respective successors and assigns hereunder.

16.      Governing Law; Submission to Jurisdiction.

(a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all the purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

(b) The Issuer and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United Slates of America for the Southern District of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Issuer, and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Issuer and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, address it at the address as set forth in Section 13 hereof. Such mailing shall deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Issuer and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

17.      Entire Agreement  Modification.

     This Agreement and the Purchase Agreement (to the extent portions thereof are referred to herein) contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

18.      Severability.

     If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

19.      Captions.

     The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

20.      Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any person or corporation over than the Issuer and the Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive 'benefit of the Issuer and the Holder.

21.      Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and, such counterparts shall together constitute but one and the same instrument.


     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below. Signed, Sealed & Delivered In Our Presence

                                                                   Colmena Corp.
----------------------------

____________________________               By:     /s/ Richard C. Peplin, Jr.
                                               Richard C. Peplin, Jr., President
Dated:  February 2, 1999

                                                      The Yankee Companies, Inc.
----------------------------

____________________________               By:      Leonard Miles Tucker
                                               Leonard Miles Tucker, President
Dated:  February 5, 1999

                                   EXHIBIT A-1
                          FORM OF WARRANT CERTIFICATE

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933. (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     THE TRANSFERS OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

       EXERCISABLE ON OR BEFORE5:30 P.M., NEW YORK TIME, JANUARY 15, 2000

No.SB-1                                                 8,066,326 Warrants

                              Warrant Certificate

     This Warrant Certificate certifies that The Yankee Companies, Inc., a Florida corporation, or registered assigns, is the registered holder of 8,066,326 Warrants to purchase initially, at any time from June 30, 1999, until 5:30 p.m. New York time on January 15, 2000 ("Expiration Date") up to 8,066,326 fully-paid and non-assessable shares of common stock, $0,01 par value per share ("Common Stock") of Colmena Corp., a Delaware corporation (the "Issuer"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $0.005 per share of Common Stock, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Issuer or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the Warrant Agreement dated as of April 4, 1995 between the Issuer and The Yankee Companies, Inc., (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Issuer.

     No Warrant may be exercised after 5:30 p.m. New York time, on the Expiration Date, at which time all Warrants evidenced hereby unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     In Witness Whereof, this instrument has been executed by the Issuer, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence

                                                                  Colmena Corp.
----------------------------

____________________________               By:  /s/ Richard C. Peplin, Jr.
                                               Richard C. Peplin, Jr., President
         [CORPORATE SEAL]
                                              Attest: /s/ Vanessa H. Lindsey
                                                   Vanessa H. Lindsay, Secretary
Dated: February 3, 1999

                                  Colmena Corp.

                                     Warrant

                                  Exercise Form

Date: _________ ___, ____

     The Undersigned hereby irrevocably elects to exercise the subject Warrant to the extent of purchasing ___ Shares and:

(A)  [__] Hereby makes payment of $______, the actual exercise price thereof; or

(B)  [__] Avails itself of the cashless exercise rights granted herein.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

                      Please type or print in block letters

                              ---------------------
                                     (Name)

                        --------------------------------

                        --------------------------------
                                    (Address)



                       Signature: _______________________

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, The Yankee Companies, Inc., a Florida corporation, hereby sells, assigns and transfer unto:

                     (Please type or print in block letters)

                         -------------------------------
                                     (Name)

                         -------------------------------

                        -------------------------------
                                    (Address)

the right to purchase Shares represented by this Warrant to the extent of ______ Shares to which the within Warrant relates, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated: ____ ___, 199_

                       Signature: _______________________

                        Leonard Miles Tucker, President
                         of The Yankee Companies, Inc.,
                             a Florida corporation

NOTICE: The signatures to this partial assignment of Warrant must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:



IMPORTANT:     SIGNATURE  MUST BE  GUARANTEED  BY A FIRM  WHICH IS A MEMBER OF A
               REGISTERED  NATIONAL  EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST
               COMPANY!